 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2020, TechPrecision Corporation (the “Company”), through its wholly owned subsidiary Ranor, Inc. (“Ranor”), issued a promissory note (the “Note”) evidencing an unsecured loan in the amount of $1,317,100 made to Ranor under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The loan to Ranor was made through Berkshire Bank.

The Note provides for an interest rate of 1.00% per year and matures two years after the issuance date. Principal and accrued interest are payable monthly in equal installments commencing on the date that is six months after the date funds are first disbursed on the loan and continuing through the maturity date, unless the Note is forgiven as described below. To be available for loan forgiveness, the Note may only be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. The Note may be prepaid at any time prior to maturity with no prepayment penalties and contains events of default and other conditions customary for a Note of this type. For example, the Note contains events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or Berkshire Bank, or breaching the terms of the loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or the SBA or Berkshire Bank filing suit and obtaining judgment against the Company and/or Ranor.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Note in whole or in part.

The Company and Ranor have a preexisting relationship with Berkshire Bank under that certain (i) Loan Agreement between Ranor and Berkshire Bank dated December 20, 2016, as amended by the First Modification to Loan Agreement dated June 6, 2018, the Second Modification to Loan Agreement and First Modification and Allonge to Promissory Note dated December 19, 2018 and the Third Modification to Loan Agreement dated December 23, 2019 and (ii) Amended and Restated Promissory Note, dated as of December 23, 2019, made by Ranor and payable to Berkshire Bank, each of which has been previously disclosed.

The description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibt Number	Description
10.1	Promissory Note, dated May 8, 2020, made by Ranor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: May 14, 2020	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer